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                                                                    Exhibit 10.1


                                                         TAX I.D. No. 25-1564186


                                PROMISSORY NOTE

$10,000,000.00                                           Detroit, Michigan
                                                         as of October 1, 1998


     On or before January 1, 1999, FOR VALUE RECEIVED, the undersigned, J&L SPECIALTY STEEL, INC., a Pennsylvania corporation (herein called the "Company"), promises to pay to the order of COMERICA BANK, a Michigan banking corporation (herein called "Bank"), at the principal office of Bank at Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, or at such other office as Bank notifies Company in writing from time to time, in lawful currency of the United States of America, the sum of TEN MILLION DOLLARS ($10,000,000.00), or so much of said sum as has been advanced and is then outstanding hereunder, together with interest thereon as hereinafter set forth.

     This Note is a note under which Advances, repayments and new Advances may be made from time to time, provided that Bank shall not be obligated to make any Advance hereunder (notwithstanding anything expressed or implied herein or elsewhere to the contrary), and the Bank, at any time and from time to time, without notice, and in its sole and absolute discretion, may refuse to make Advances to Company hereunder without incurring any liability whatsoever and without in any way affecting Company's liability hereunder for all amounts advanced. Advances hereunder may be requested in Company's discretion by telephonic notice to Bank or by submission to Bank of a Request for Advance in form annexed hereto as Exhibit "A". Any Advance requested by telephone notice shall be confirmed by Company that same day by submission to Bank by telefax or first class mail of the written Request for Advance aforementioned. Company acknowledges that if Bank makes an Advance based on a telephonic request, it shall be for Company's convenience and all risks involved in the use of such procedure shall be borne by Company, and Company expressly agrees to indemnify and hold Bank harmless therefor. Bank shall have no duty to confirm the authority of anyone requesting an advance by telephone.

     Each Prime-based Advance outstanding under this Note shall bear interest at the Prime-based Rate, and each Quoted Rate Advance outstanding under this Note shall bear interest at the applicable Quoted Rate. Each Advance hereunder shall be payable upon the repayment date therefor, which repayment date shall not be later than the maturity date of this Note, as set forth above. Interest shall be computed on a daily basis using a year of 360 days and shall be assessed for the actual number of days elapsed, and in such computations, effect shall be given to any change in the interest rate as a result of any change in the Prime-based Rate on the date of each such change in the Prime-based Rate. Interest on each Prime-based Advance shall be payable monthly on the last Business Day of each month, and, in the case of Quoted Rate Advances, on the respective repayment date therefor; provided, however, if such repayment date is more than thirty
(30) days after the date of any such Quoted Rate Advance, interest thereon shall also be payable at intervals of thirty (30) days from the date of such Advance.
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     The amount, applicable interest rate, and repayment date of each Advance shall be noted on Bank's books and records, which books and records will be conclusive evidence thereof; provided, however, any failure on the part of Bank to make any such notation shall not relieve Company of its obligations to repay Bank all amounts owing under this Note in accordance with the terms hereof.

     If Company makes any payment of principal with respect to any Quoted Rate Advance on any day other than the applicable repayment date therefore (whether voluntarily, by acceleration, or otherwise), or if Company fails to borrow a Quoted Rate Advance after notice has been given by Company to Bank in accordance with the terms of this Note requesting such Advance and Bank has agreed to make such Quoted Rate Advance, or if Company fails to make any payment of principal or interest in respect of any Quoted Rate Advance when due, Company shall reimburse Bank, on demand, for any resulting loss, cost or expense incurred by Bank as a result thereof, including without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Bank shall have funded or committed to fund such Advance. Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant Quoted Rate Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity date comparable to the applicable repayment date of such Quoted Rate Advance; provided, however, Bank may fund any Quoted Rate Advance in any manner it deems fit and the foregoing assumption shall be utilized only for the purpose of the calculation of amounts payable under this paragraph.


     Until such time that all indebtedness of Company to Bank under this Note shall be paid and satisfied in full, Company covenants and agrees with Bank as follows:


     (a) Subject to the following proviso, each of the covenants set forth under Articles V and VI of that certain Credit Agreement and that certain Term Loan Agreement, each dated as of June 30, 1997, among Company, various lenders from time to time parties thereto, Mellon Bank, N.A., as Agent, and Credit Lyonnais New York Branch, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent (herein, together with any amendments thereto, together called the "Credit Agreements"), are hereby incorporated by reference as fully set forth herein, mutatis mutandis; provided, however, after the date on which both of the Credit Agreements shall have terminated and Company shall have no further liabilities, obligations or indebtedness thereunder, then, until such time that all indebtedness of Company to Bank under this Note shall have been paid and satisfied in full, Company will not (i) consolidate with or merge into any other corporation (unless Company is the surviving corporation thereof and no Default shall have occurred and be continuing hereunder), or (ii) convey, sell, lease, transfer or otherwise dispose of, or create, assume or suffer to exist any lien or encumbrance on, all or substantially all of its assets; and



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     (b)   Company shall provide Bank with prompt written notice of the occurrence or existence of any Default hereunder, or any event or condition which, with passage of time or the giving of notice, or both, would constitute a Default hereunder.

     Upon the occurrence and during the continuance of any Default, Bank may declare this Note and all unpaid principal, interest and other amounts owing by Company to Bank hereunder to be immediately due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Company, and an action therefore shall immediately accrue.

     Upon the occurrence and during the continuance of any Default, Bank may at any time and from time to time, without notice to Company (any requirement for such notice being expressly waived by Company), set off and apply against any and all of the indebtedness of Company to Bank any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit or the account of Company and any property of Company from time to time in possession of Bank, irrespective of whether or not Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. The rights of Bank under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Bank may otherwise have.

     Upon the occurrence and during the continuance of any Default hereunder,
(a) interest on all outstanding Prime-based Advances shall be payable at a per annum rate of two percent (2%) above the Prime-based Rate, and (b) interest on any outstanding Quoted Rate Advances shall be payable until the respective repayment date for each such Advance at a per annum rate equal to the greater of two percent (2%) above (i) the applicable Quoted Rate, or (ii) the Prime-based Rate, and after such repayment date, at a per annum rate equal to two percent (2%) above the Prime-based Rate, which interest, in any case, shall be payable upon demand.

     All payments under this Note shall be in immediately available United States funds, without setoff or counterclaim.

     Company agrees to reimburse the Bank, or any other holder or owner of this Note, for any and all reasonable out-of-pocket costs and expenses (including, without limit, court costs, legal expenses reasonable attorneys' fees, whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or the Indebtedness or incurred in any other matter or proceeding relating to this Note or the Indebtedness, except to the extent that any such costs or expenses result primarily from the gross negligence or willful misconduct of Bank.

     Company acknowledges and agrees that there are no contrary agreements, oral or written, establishing a term of this Note and agree that the terms and conditions of this Note may not be


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amended, waived or modified except in a writing signed by a duly authorized officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

     This Note shall bind the Company and the Company's respective successors and assigns.

     For purposes of this Note, the following terms will have the following meanings:

     "Advance" means a borrowing requested by Company and made by Bank under this Note in accordance with the terms hereof, and shall include a Prime-based Advance and a Quoted Rate Advance.

     "Business Day" means any day, other than a Saturday, Sunday or holiday, on which Bank is open for all or substantially all of its commercial banking business in Detroit, Michigan.

     "Default" means the occurrence or existence of any one of the following:

     (a) Company shall fail to pay principal or interest under any Advance or shall fail to pay any other amount owing by Company to Bank under this Note when due in accordance with the terms hereof, and such failure shall continue for a period of three (3) Business Days after notice thereof has been given by Bank to the Company;

     (b) any representation, warranty, certification or statement made or deemed to have been made by Company herein or in any certificate, financial statement or other document or agreement delivered to Bank pursuant hereto shall prove to be untrue in any material respect when made or deemed made;

     (c) Company shall fail to observe or perform any covenant or agreement of Company set forth in (a)(i) or (ii) set forth in the third full paragraph commencing on page 2 of this Note; or Company shall fail to observe or perform any condition, covenant or agreement of Company set forth in any loan or security agreement or other agreement with Bank, other than provided in subparagraph (a) above or under the Credit Agreements described subparagraph (d) below, and Company shall fail to cure such failure within any grace or cure period provided with respect thereto;

     (d) the occurrence or existence of any Put Event or any Event of Default under either of the Credit Agreements at any time prior to the termination or expiration thereof;

     (e) Company shall fail to perform any of its direct or indirect obligations for the payment of any indebtedness in excess of Five Million Dollars ($5,000,000.00)



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         (other than indebtedness described in subparagraph (a) or (d) above)
         when due (whether at scheduled maturity or upon acceleration, demand or otherwise), or if Company shall default under any agreement or instrument relating to such indebtedness if the effect of such default is to accelerate the maturity of such indebtedness;

    (f) Company shall (i) commence a voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its assets, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the forgoing; (ii) suffer the commencement of an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its assets, and such involuntary case or other proceedings shall not be controverted by appropriate proceedings within thirty (30) days or shall remain undismissed and unstayed for a period of sixty (60) days; or (iii) suffer the entry of an order for relief or be adjudicated bankrupt or insolvent under the bankruptcy, insolvency or similar laws of any competent jurisdiction;

    (g) if any final non-appealable judgment or judgments for the payment of money in excess of Three Million Dollars ($3,000,000.00), individually or in the aggregate, shall be rendered against Company and Company shall not have satisfied the same or caused execution thereof to be stayed within thirty (30) days.

     "Prime-based Advance" means an Advance which bears interest at the Prime-based Rate.

     "Prime-based Rate" means a per annum interest rate which is equal to the greater of (a) the Prime Rate, or (b) the rate of interest equal to the sum of one-percent (1%) plus the rate of interest equal to the average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers (the "Overnight Rates"), as published by the Federal Reserve Bank of New York, or, if the Overnight Rates are not so published for any day, the average of the quotations for the Overnight Rates received by Bank from three (3) Federal funds brokers of recognized standing selected by Bank, as the same may be changed from time to time.


     "Prime Rate" means the per annum rate of interest established by Bank from time to time as its prime rate, which rate may not necessarily be Bank's lowest rate for loans.


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     "Quoted Rate" means a per annum rate of interest, other than the
Prime-based Rate, which is quoted by Bank and accepted by Company as the applicable interest rate with respect to a Quoted Rate Advance hereunder.

     "Quoted Rate Advance" means an Advance which bears interest at a Quoted
Rate.

     COMPANY AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

     No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have, whether by other instrument, by law or otherwise.


                                   J&L SPECIALTY STEEL, INC.

                                   By:  /s/ K. F. Vincent
                                        ---------------------------------
                                        K. F. Vincent
                                   Its: Executive Vice President,
                                        Finance and Administration and
                                        Chief Financial Officer


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                                  EXHIBIT "A"

                              REQUEST FOR ADVANCE


TO: COMERICA BANK (the "Bank")

     The undersigned hereby requests a * ________________ Advance, or confirms such a request made by telephone, under a Promissory Note dated as of October 1, 1998, in the principal amount of Ten Million Dollars
($10,000,000.00) (the "Note") made by the undersigned to the Bank, pursuant to the following terms:

Advance Amount $________________
Quoted Rate (if applicable): ____% per annum
Advance Date: _______________, 19__
Repayment Date: _______________, 19__

     The proceeds of this Advance shall be or have been deposited to the Account No. _____________________ of the undersigned with the Bank or as follows:
_______________________________________________________________________________.

     The undersigned warrants and certifies that no condition exists or event has occurred which constitutes or, with the running of time or the giving of notice, or both, would constitute, a Default under the Note or any other agreement or instrument of the undersigned with the Bank, and the undersigned further warrants and certifies that the making of the Advance requested hereby shall not violate any of the terms, conditions or provisions of either of the Credit Agreements referenced in the Note.

     Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Note.

     Dated this ________ day of _______________________, 19__.


                                   J&L SPECIALTY STEEL, INC.

                                   By:
                                     -----------------------------------

                                   Its:
                                       ---------------------------------


*Insert as applicable: "Prime-based" or "Quoted Rate".